Exhibit 1.1

EXECUTION VERSION

AmSurg Corp.

8,500,000 Shares

Common Stock

(no par value)

Underwriting Agreement

June 26, 2014

To the Representative

named in Schedule I

hereto of the several

Underwriters named in

Schedule II hereto

Ladies and Gentlemen:

AmSurg Corp., a corporation organized under the laws of Tennessee (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of common stock, no par value (“Common Stock”), of the Company set forth in Schedule I hereto (the “Securities”) (said shares to be issued and sold by the Company being hereinafter called the “Firm Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto (the “Option Securities”; the Option Securities, together with the Firm Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

Pursuant to that certain Purchase Agreement and Plan of Merger, dated as of May 29, 2014, as amended by Amendment No. 1 on June 12, 2014, among the Company and Arizona Merger Corporation, a Delaware corporation (“Merger Sub”), Arizona II Merger Corporation, a Delaware corporation (together with the Company and Merger Sub, the “Parent Parties”),

Sunbeam GP Holdings, LLC, a Delaware limited liability company (the “Seller”), Sunbeam GP LLC, a Delaware limited liability company (the “General Partner”), Sunbeam Holdings, L.P., a Delaware limited partnership (the “Partnership”), Sunbeam Primary Holdings, Inc., a Delaware corporation (“Sunbeam Primary”) and HFCP VI Securityholders’ Rep LLC, a Delaware limited liability company, in its capacity as agent and attorney-in-fact for the Seller and the unitholders of the Partnership (the “Unitholders’ Representative”) (together with all schedules and exhibits thereto, the “Merger Agreement”), the Company has agreed to acquire all of the outstanding equity of the Partnership. The consummation of such acquisition in accordance with the terms of the Merger Agreement is referred to herein as the “Merger.” The Partnership and its consolidated subsidiaries, including Sheridan Holdings, Inc., are collectively referred to herein as “Sheridan.”

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except as otherwise required by law and after consultation with the Representatives, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall, except as otherwise required by law and after consultation with the Representatives, contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Applicable Time.

(b) Disclosure. On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date, at the Applicable Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) Disclosure Package, Roadshow. (i) The Disclosure Package and the price to the public, the number of Firm Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(k) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) XBRL. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company.

(i) Accuracy of Statements in the Registration Statement, Disclosure Package and Final Prospectus; Underwriting Agreement. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus). This Agreement will conform in all material respects to the statements relating thereto contained in the Disclosure Package and the Final Prospectus.

(j) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), subsequent to the date of the most recent financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (exclusive of any amendment or supplement thereto): (i) there has been no Material Adverse Change (as defined below), (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, direct or contingent, not in the ordinary course of business nor entered into any material transaction or material agreement not in the ordinary course of business and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock. As used in this Agreement, the term “Material Adverse Change” means any material adverse change in the condition (financial or otherwise) or in the prospects, earnings, business or operations, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity.

(k) Independent Accountants. Deloitte & Touche LLP, which expressed its opinion with respect to (i) the audited consolidated financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedule of the Company filed with the Commission and included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and (ii) the audited consolidated financial statements and supporting schedule of Sheridan included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, is an independent registered public accounting firm with respect to each of the Company and Sheridan within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(l) Preparation of the Financial Statements. The financial statements, together with the related schedules and notes of each of the Company and Sheridan, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus under the captions “Summary–Summary Historical Consolidated Financial Information,” and “Selected Historical Financial Data” fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus. The financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus do not omit any pro forma financial statements required by Regulation S-X under the Act. The pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus. The pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The statistical and market-related data included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus are based on or derived from sources that the Company and its subsidiaries believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in the Registration Statement, the Preliminary Prospectus and the Final Prospectus have been made upon a reasonable basis disclosed in good faith as of the respective dates that such information is given.

(m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule IV hereto.

(n) Capitalization and Other Capital Stock Matters. The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus (except for such issuances of capital stock, pursuant to concurrent or subsequent offerings of 5.250% Mandatory Convertible Preferred Stock, debt securities, and any other capital stock described in any Preliminary Prospectus and the Final Prospectus); the capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq Global Select Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(o) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or other organizational document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound , or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The execution, delivery and performance of this Agreement by the Company, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Disclosure Package and the Final Prospectus (including the Merger and the other Financing Transactions (as defined in the Disclosure Package) (A) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other organizational document of the Company or any subsidiary, (B) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, (C) (assuming compliance with all applicable state securities or “Blue Sky” laws) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, and (D) will not require any prior consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, except for (x) such consents, approvals, authorizations, orders, registrations or filings as have been obtained or made and are in full force and effect under the Securities Act, applicable securities laws of the several states of the United States or provinces of Canada and (y) such filings with the Delaware Secretary of State as may be required in connection with the Merger. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p) No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries and any such action, suit or proceeding, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(q) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(r) All Necessary Permits. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(s) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(l) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Disclosure Package and the Final Prospectus and except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(t) Tax Law Compliance. The Company and each of its subsidiaries have filed all necessary federal, state, local and foreign tax returns and have paid all taxes required to be paid (other than those being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP) by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except with respect to any failures to make such filings or pay such taxes when such failure would not, individually or in the aggregate, result in a Material Adverse Change. The Company has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(l) hereof in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(u) Company Not an “Investment Company”. The Company is not, and, after receipt of payment for the Securities will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (including the rules and regulations of the Commission promulgated thereunder).

(v) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew, if desired, its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(w) No Price Stabilization or Manipulation. The Company has not taken any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x) Compliance with Sarbanes-Oxley. The Company and its officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) in all material respects.

(y) Company’s Accounting System. The Company and its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(z) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries audited by Deloitte & Touche LLP and reviewed by the audit committee of the board of directors of the Company, there has been no (A) any material weakness in the design or operation of internal controls over financial reporting, or any material weaknesses in internal controls over financial reporting, and (B) fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company; and (ii) since the date of the most recent evaluation, there have been no significant changes in internal controls or in other factors that has materially affected, or is reasonably likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(aa) Compliance with and Liability Under Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) each of the Company and its subsidiaries are in compliance with, and not subject to any known liabilities under, applicable Environmental Laws; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging actual or potential liability on the part of the Company or any of its subsidiaries based on or pursuant to any Environmental Law pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability under or pursuant to any Environmental Law the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; (iii) neither the Company nor any of its subsidiaries is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law; and (iv) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern. “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(bb) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) (an “Employee Benefit Plan”) are in compliance in all material respects with ERISA with regard to such Employee Benefit Plans and, to best the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA), other than an event with respect to which notice is waived pursuant to applicable regulation, has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “Employee Benefit Plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code or Sections 302 or 4062(e) of ERISA. Each Employee Benefit Plan that is intended to be qualified under Section 401 of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(cc) Related Party Transactions. No relationship, direct or indirect, that is required to be described in the Registration Statement pursuant to Item 404 of Regulation S-K, exists between or among any of the Company and its subsidiaries, on the one hand, and any director, officer, member, stockholder or any of their respective immediate family members or any customer or supplier of the Company and its subsidiaries, on the other hand, which is not so disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(dd) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company and its subsidiaries.

(ee) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff) No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(gg) No Sanctioned Persons or Countries. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(hh) No Dealings Involving Sanctions. Except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(ii) Government Reimbursement Programs. All of the facilities operated by the Company and each of its subsidiaries are qualified for participation in all federal healthcare programs in which they participate, including the Medicare programs, the Medicaid programs and the TRICARE programs in which they participate (together with their respective intermediaries or carriers, the “Government Reimbursement Programs”) and are entitled to reimbursement under the Government Reimbursement Programs for services rendered to qualified beneficiaries, and comply in all material respects with the requirements of all Government Reimbursement Programs in which they participate, except for such failures to be qualified or to be entitled to reimbursement or to comply which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. There is no pending or, to the knowledge of the Company, threatened or contemplated proceeding or investigation by any of the Government Reimbursement Programs with respect to (i) the Company and each of the Company’s subsidiaries’ qualification or right to participate in any Government Reimbursement Program in which they participate or have participated, (ii) the compliance or non-compliance by the Company and each of the Company’s subsidiaries with the terms or provisions of any Government Reimbursement Program in which they participate or have participated, or (iii) the right of the Company and each of the Company’s subsidiaries to receive or retain amounts received or due or to become due from any Government Reimbursement Program in which they participate or have participated, which proceeding or investigation, together with all other such proceedings and investigations, would reasonably be expected to, individually or in the aggregate have a Material Adverse Change. For purposes of this Agreement; “Medicaid” means any state-operated means-tested entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria, “Medicare” means that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled persons including eligible persons with end-stage renal disease and “TRICARE” means the healthcare program established by the U.S. Department of Defense under Title 10, Subtitle A, Part II, Chapter 55 (10 U.S.C. § 1071 et seq.) for members of the military, military retirees, and their dependents, and includes the competitive selection of contractors to financially underwrite the delivery of healthcare services under the Civilian Health and Medical Program of the Uniformed Services.

(jj) Compliance with Federal Healthcare Laws. None of the Company, or any of the Company’s subsidiaries, or any of their respective officers, directors or managers has, on behalf of any of the Company, or the Company’s subsidiaries, (A) committed any act that would cause any of them to incur a civil monetary penalty under 42 U.S.C. §1320a-7a or violated 42 U.S.C. §1320a-7b or knowingly or willfully violated any other of the federal statutes applicable to Government Reimbursement Programs or any regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following: (i) knowingly and willfully made or caused to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully made or caused to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) knowingly and willfully failed to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully solicited or received or offered or paid any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or soliciting to receive such remuneration (x) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid, TRICARE or other applicable government payers, or (y) in return for purchasing, leasing or ordering or arranging for or recommending, or to induce, the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid, TRICARE or other applicable government payers, or (B) knowingly and willfully presented or caused to be presented a claim for a medical or other item or service that was not provided as claimed, or is for a medical or other item or service and the person knew or should have known the claim was false or fraudulent, except in the case of each of (A) and (B) as described in the Disclosure Package and the Final Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, none of the Company or the Company’s subsidiaries has, nor have any of their respective officers, directors or managers, on behalf of the Company or the Company’s subsidiaries, (X) violated the Federal False Claims Act, 31 U.S.C. § 3729, including without limitation (i) knowingly presenting or causing to be presented to a government official a false claim for payment or approval, (ii) knowingly made, used or caused to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the government or (iii) conspired to defraud the government by getting a false or fraudulent claim paid; or (Y) violated 42 U.S.C. §1395nn or any regulations promulgated pursuant thereto (collectively, the “Stark Law”), including, without limitation, presenting or causing to be presented a claim under Medicare or Medicaid or billing any individual, third party payor, or other entity, for any “designated health service” (as defined in the Stark Law) payable by Medicare or Medicaid for a referral for the designated health service made by a physician that had (or whose immediate family member had) a financial relationship with the Company or any of the Company’s subsidiaries that did not meet a Stark Law exception. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Change, the Company and each of the Company’s subsidiaries is in compliance with the privacy and security rules promulgated under the Health Insurance Portability and Accountability Act of 1996 found at 45 C.F.R. parts 160-164 (collectively, “HIPAA”) and the amendments to HIPAA made under the Health Information Technology for Economic and Clinical Health Act amendments to the American Recovery and Reinvestment Act of 2009. To the knowledge of the Company, none of the Company or the Company’s subsidiaries has violated 18 U.S.C. §1347 including, but not limited to, knowingly and willfully executing or attempting to execute a scheme or artifice by means of false or fraudulent pretenses (i) to defraud any health care benefit program, or (ii) to obtain, any money or property owned by, under the custody or control of, any health benefit program.

(kk) No Registration Rights. Except as disclosed in the Disclosure Package and the Final Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(ll) Dividends, Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(mm) The Merger Agreement. To the Company’s knowledge, the representations and warranties of the Seller and the Partnership contained in the Merger Agreement are true and correct in all respects as of the date hereof, subject to the qualifications thereto set forth in such Merger Agreement. The Merger Agreement is in full force and effect as of the date hereof.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Firm Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b),

(ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement and using its best efforts to have such amendment declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will use its reasonable best efforts, in cooperation with the Underwriters, to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate after consultation with the Company and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or subject it to taxation, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “Free Writing Prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(k) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may: (i) issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Applicable Time; (ii) issue and sell Common Stock issuable upon the conversion of securities or the exercise of options or warrants outstanding at the Applicable Time, including the Preferred Merger Securities (as defined in the Preliminary Prospectus) required to be issued in connection with the consummation of the Merger pursuant to the Merger Agreement as in effect at the Applicable Time; provided that the recipient thereof enters into a lock-up agreement in the form of Exhibit B hereto with respect to the remaining 90-day restricted period concurrently with the receipt of such Preferred Merger Securities; (iii) issue and sell shares of the Company’s 5.250% Mandatory Convertible Preferred Stock, Series A-1, no par value per share (the “Mandatory Preferred Stock”) pursuant to a concurrent public offering and the issuance, if any, of Common Stock upon the conversion of any of the Preferred Stock; (iv) issue and sell capital stock as required to consummate the Merger pursuant to the Merger Agreement as in effect at the Applicable Time; provided that the recipients thereof enter into a lock-up agreement in the form of Exhibit B hereto with respect to the remaining 90-day restricted period concurrently with the receipt of such stock; (v) issue capital stock in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of this clause (v), (x) the aggregate number of shares of the Common Stock to be issued in all such transactions referenced in this clause (v) does not exceed 10% of the outstanding Common Stock immediately following the offering and (y) the recipient thereof enters into a lock-up agreement in the form of Exhibit A hereto with respect to the remaining 90-day restricted period; and (vi) file a registration statement on Form S-8 under the Act to register securities in connection with an equity incentive plan in effect at the Applicable Time; provided that no sales or transfers are made pursuant to such registration statement on Form S-8 during the restricted period. Notwithstanding the foregoing, if (A) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (B) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 6(l) with prior notice of any such announcement that gives rise to an extension of the restricted period. The last two sentences of this paragraph shall not apply should the Company have “actively traded securities” as defined under Regulation M.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Select Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); provided that the reasonable fees and expenses of counsel for the Underwriters relating to subclause (vi) and (vii) hereof shall not exceed $15,000; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) The Company agrees to prepare a final term sheet, containing a description of final terms of the Securities, the offering thereof and the concurrent offering of shares of the Mandatory Preferred Stock, in the form approved by the Representatives and attached as Schedule VI hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Applicable Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Bass, Berry & Sims PLC, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives.

(c) On the Closing Date, the Underwriters shall have received the favorable opinion of Bass, Berry & Sims PLC, regulatory counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to the Representatives.

(d) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) except as otherwise disclosed in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), subsequent to the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change.

(f) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Applicable Time and at the Closing Date, (i) letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended, and as at March 31, 2014, in accordance with Statement on Auditing Standards No. 100, and (ii) letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to Sheridan within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of Sheridan for the three-month period ended, and as at March 31, 2014, in accordance with Statement on Auditing Standards No. 100 and, in each of cases (i) and (ii), containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.

(g) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k) Prior to the Closing Date, the Securities shall have been listed and admitted and authorized for trading on Nasdaq Global Select Market, subject to notice of official issuance and satisfactory evidence of such actions shall have been provided to the Representatives.

(l) At the Applicable Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company listed in Schedule V hereto, addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 885 Third Avenue, New York, New York 10022-4834, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates (within the meaning of Rule 405 under the Act) and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(k) hereto or in any amendment thereof or supplement thereto or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Securities, (ii) the third paragraph, seventh paragraph, ninth paragraph, tenth paragraph, eleventh paragraph and the first paragraph under “Conflicts of Interest,” each under the heading “Underwriting” and (iii) the list of Underwriters and their respective participation in the sale of the Securities, in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate (within the meaning of Rule 405 under the Act) and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting obligations hereunder and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (615) 665-0755 and confirmed to it at AmSurg Corp., 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215, Attention: Chief Financial Officer, with a copy to Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201, Facsimile: (615) 742-2736, Attention: J. James Jenkins, Jr.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 5:30 PM, New York City time on June 26, 2014.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Applicable Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Applicable Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(k) hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act), together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

AMSURG CORP.

By:	/s/ Claire M. Gulmi
	Name:	Claire M. Gulmi
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.

By:	/s/ Brian Gleason
Name: Brian Gleason
Title: Director

For itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated June 26, 2014

Registration Statement No. 333-196966

Representative(s): Citigroup Global Markets Inc.

Title, Purchase Price and Description of Securities:

Title: Common Stock of Amsurg Corp.

Number of Firm Securities to be sold by the Company: 8,500,000 shares

Number of Option Securities to be sold by the Company: Up to 1,275,000 shares

Price per Share to Public (exclusive of any dividends): $45.00 per Share

Price per Share to the Underwriters: $43.20 per share

Closing Date, Time and Location: July 2, 2014 at 10:00 a.m. New York City time at Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4834

Type of Offering: Non-Delayed

Date referred to in Section 5(h) after which the Company may offer or sell securities issued by the Company without the consent of the Representative(s): September 24, 2014

SCHEDULE II

Underwriters	Number of Firm Securities to be Purchased
Citigroup Global Markets Inc.	2,720,000

SunTrust Robinson Humphrey, Inc.	1,190,000

Barclays Capital Inc.	765,000

Deutsche Bank Securities Inc.	765,000

Goldman, Sachs & Co.	765,000

J.P. Morgan Securities LLC	765,000

Raymond James & Associates, Inc.	510,000

BMO Capital Markets Corp.	425,000

Piper Jaffray & Co.	340,000

Cantor Fitzgerald & Co.	255,000

Total	8,500,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Term Sheet Filed June 27, 2014

SCHEDULE IV

Subsidiaries

Name of Subsidiary	State of Organization

AmSurg KEC, Inc.	TN
The Endoscopy Center of Knoxville, L.P.	TN
AmSurg EC Topeka, Inc.	TN
The Endoscopy Center of Topeka, L.P.	TN
AmSurg EC St. Thomas, Inc.	TN
The Endoscopy Center of St. Thomas, L.P.	TN
AmSurg EC Beaumont, Inc.	TN
The Endoscopy Center of Southeast Texas, L.P.	TN
AmSurg EC Santa Fe, Inc.	TN
The Endoscopy Center of Santa Fe, L.P.	TN
AmSurg EC Washington, Inc.	TN
The Endoscopy Center of Washington D.C., L.P.	TN
AmSurg Torrance, Inc.	TN
Endoscopy Center of the South Bay, L.P.	TN
AmSurg Abilene, Inc.	TN
The Abilene ASC, L.P.	TN
AmSurg Lorain, Inc.	TN
AmSurg Maryville, Inc.	TN
The Maryville ASC , L.P.	TN
AmSurg Melbourne, Inc.	TN
The Melbourne ASC, L.P.	TN
AmSurg Hillmont, Inc.	TN
The Hillmont ASC, L.P.	TN
AmSurg Northwest Florida, Inc.	TN
The Northwest Florida ASC, L.P.	TN
AmSurg Palmetto, Inc.	TN
The Palmetto ASC, L.P.	TN
AmSurg Ocala, Inc.	TN
The Ocala Endoscopy ASC, L.P.	TN
AmSurg Crystal River, Inc.	TN
The Crystal River Endoscopy ASC, L.P.	TN
AmSurg Abilene Eye, Inc.	TN
The Abilene Eye ASC, L.P.	TN
AmSurg El Paso, Inc.	TN
The El Paso ASC, L.P.	TN
AmSurg La Jolla, Inc.	TN
The La Jolla Endoscopy Center, L.P.	TN
AmSurg Burbank, Inc.	TN
The Burbank Ophthalmology ASC, L.P.	TN
AmSurg Inglewood, Inc.	TN
Los Angeles/Inglewood Endoscopy ASC, L.P.	TN
AmSurg Glendale, Inc.	TN
Glendale Ophthalmology ASC, L.P.	TN
AmSurg Suncoast, Inc.	TN
The Suncoast Endoscopy ASC, L.P.	TN

AmSurg San Antonio TX, Inc.	TN
The San Antonio TX Endoscopy ASC, L.P.	TN
AmSurg Temecula CA, Inc.	TN
The Temecula CA Endoscopy ASC, L.P.	TN
AmSurg Escondido CA, Inc.	TN
The Escondido CA Endoscopy ASC, LP	TN
AmSurg San Luis Obispo CA, Inc.	TN
The San Luis Obispo CA Endoscopy ASC, L.P.	TN
The Scranton PA Endoscopy ASC, L.P.	TN
AmSurg Scranton PA, Inc.	TN
The Arcadia CA Endoscopy ASC, L.P.	TN
AmSurg Arcadia CA, Inc.	TN
The Main Line PA Endoscopy ASC, L.P.	TN
AmSurg Main Line PA, Inc.	TN
The Oakland CA Endoscopy ASC, L.P.	TN
AmSurg Oakland CA, Inc.	TN
The Lancaster PA Endoscopy ASC, L.P.	TN
AmSurg Lancaster PA, Inc.	TN
The Pottsville PA Endoscopy ASC, L.P.	TN
AmSurg Pottsville PA, Inc.	TN
Glendora CA Endoscopy ASC, L.P.	TN
AmSurg Glendora CA, Inc.	TN
AmSurg Holdings, Inc.	TN
The Knoxville Ophthalmology ASC, LLC	TN
Montgomery Eye Surgery Center, LLC	TN
EyeCare Consultants Surgery Center, LLC	TN
The Sidney ASC, LLC	TN
The Milwaukee ASC, LLC	TN
The Columbia ASC, LLC	TN
The Wichita Orthopaedic ASC, LLC	TN
The Willoughby ASC, LLC	TN
The Westglen Endoscopy Center, LLC	TN
The Chevy Chase ASC, LLC	TN
The Oklahoma City ASC, LLC	TN
The Mountain West Gastroenterology ASC, LLC	TN
The Cincinnati ASC, LLC	TN
The Fayetteville ASC, LLC	TN
The Independence ASC, LLC	TN
AmSurg Northern Kentucky GI, LLC	TN
AmSurg Louisville GI, LLC	TN
AmSurg Kentucky Ophthalmology, LLC	TN
The Phoenix Ophthalmology ASC, LLC	TN
The Toledo Endoscopy ASC, LLC	TN
The Englewood ASC, LLC	TN
The Sun City Ophthalmology ASC, LLC	TN
The Cape Coral/Ft. Myers Endoscopy ASC, LLC	TN
The Baltimore Endoscopy ASC, LLC	TN
The Boca Raton Ophthalmology ASC, LLC	TN
The Minneapolis Ophthalmology ASC, LLC	TN
The Florham Park Endoscopy ASC, LLC	TN
Northside Gastroenterology Endoscopy Center, LLC	IN
The Chattanooga Endoscopy ASC, LLC	TN
Mount Dora Ophthalmology ASC, LLC	TN

The Oakhurst Endoscopy ASC, LLC	TN
The Seneca PA ASC, LLC	TN
The Tamarac Endoscopy ASC, LLC	TN
The Waldorf Endoscopy ASC, LLC	TN
The Sarasota Endoscopy ASC, LLC	TN
The Las Vegas Ophthalmology ASC, LLC	TN
The Middletown Endoscopy ASC, LLC	TN
The Dover Ophthalmology ASC, LLC	TN
The Surgery Center of Middle Tennessee, LLC	TN
The Kingston Ophthalmology ASC, LLC	TN
The Las Vegas East Ophthalmology ASC, LLC	NV
The Blue Ridge/Clemson Orthopaedic ASC, LLC	TN
The Hutchinson Ophthalmology ASC, LLC	TN
The Sunrise Ophthalmology ASC, LLC	TN
The Metairie Ophthalmology ASC, LLC	TN
The Bel Air Endoscopy ASC, LLC	TN
Bloomfield Eye Surgery Center, LLC	TN
Mercer County Surgery Center, LLC	TN
Atlantic Coastal Surgery Center, LLC	NJ
The Akron Endoscopy ASC, LLC	TN
The Newark Endoscopy ASC, LLC	TN
The Southfield Endoscopy ASC, LLC	TN
The Alexandria Ophthalmology ASC, LLC	TN
The Columbia ASC Northwest, LLC	TN
St. George Endoscopy Center, LLC	TN
The Paducah Ophthalmology ASC, LLC	TN
The Greenville ASC, LLC	TN
The Columbia TN Endoscopy ASC, LLC	TN
The Rogers AR Ophthalmology ASC, LLC	TN
The Tulsa OK Ophthalmology ASC, LLC	TN
The Ft. Myers FL Ophthalmology ASC, LLC	TN
Banner Arizona ASC, LLC	TN
The Columbia MD Orthopaedic ASC, LLC	TN
The Mesa AZ Endoscopy ASC, LLC	TN
The Kingsport TN Ophthalmology ASC, LLC	TN
The Lewes DE Endoscopy ASC, LLC	TN
The Winter Haven/Sebring FL Ophthalmology ASC, LLC	TN
The Voorhees NJ Endoscopy ASC, LLC	TN
The Rockledge FL Endoscopy ASC, LLC	TN
The Tampa FL Endoscopy ASC, LLC	TN
The Pueblo CO Ophthalmology ASC, LLC	TN
Western Washington Endoscopy Centers, LLC	TN
The Lakeland FL Endoscopy ASC, LLC	TN
The Northern NV Endoscopy ASC, LLC	TN
The Edina MN Ophthalmology ASC, LLC	TN
The West Palm Beach FL Endoscopy ASC, LLC	TN
Gainesville FL Orthopaedic ASC, LLC	TN
The Raleigh NC Endoscopy ASC, LLC	TN
The Hanover NJ Endoscopy ASC, LLC	TN
The Lake Bluff IL Endoscopy ASC, LLC	TN
The Sun City AZ Endoscopy ASC, LLC	TN
The Overland Park KS Endoscopy ASC, LLC	TN
The Casper WY Endoscopy ASC, LLC	TN

The Rockville MD Endoscopy ASC, LLC	TN
Blue Water ASC, LLC	MI
Greenspring Station Endoscopy ASC, LLC	MD
Maryland Endoscopy Center Limited Liability Company	MD
Endoscopy Associates, LLC	MD
The Scranton PA GP, LLC	TN
The Orlando FL Endoscopy ASC, LLC	TN
The St. Louis MO Orthopaedic ASC, LLC	TN
The Yuma AZ Endoscopy ASC, LLC	TN
The West Orange NJ Endoscopy ASC, LLC	TN
The Greensboro NC Endoscopy ASC, LLC	TN
The Tulsa OK Endoscopy ASC, LLC	TN
The St. Cloud MN Ophthalmology ASC, LLC	TN
The Salem OR Ophthalmology ASC, LLC	TN
The El Dorado Multi-Specialty ASC, LLC	TN
The Nashville TN Ophthalmology ASC, LLC	TN
The Laurel MD Endoscopy ASC, LLC	TN
The Torrance CA Multi-Specialty ASC, LLC	TN
The Shenandoah TX Endoscopy ASC, LLC	TN
The New Orleans LA Uptown/West Bank Endoscopy ASC, LLC	TN
The Metairie LA Endoscopy ASC, LLC	TN
The Rockville, ESC-North MD Endoscopy ASC, LLC	TN
The Silver Spring MD Endoscopy ASC, LLC	TN
Ocean Endosurgery Center	NJ
The South Bend IN Endoscopy ASC, LLC	TN
The Mesquite TX Endoscopy ASC, LLC	TN
The Conroe TX Endoscopy ASC, LLC	TN
The Kissimmee FL Endoscopy ASC, LLC	TN
The Altamonte Springs FL Endoscopy ASC, LLC	TN
The Glendale AZ Endoscopy ASC, LLC	TN
Trinity Surgery Center, LLC	FL
Poway CA Multi-Specialty ASC, LLC	TN
The San Diego CA Multi-Specialty ASC, LLC	TN
The Orlando/Oakwater FL Endoscopy ASC, LLC	TN
The Baton Rouge LA Endoscopy ASC, LLC	TN
The Pikesville MD Endoscopy ASC, LLC	TN
The Glen Burnie MD Endoscopy ASC, LLC	TN
West Bridgewater MA Endoscopy ASC, LLC	TN
The Orlando/Mills FL Endoscopy ASC, LLC	TN
Miami Kendall FL Endoscopy ASC, LLC	TN
St. Clair Shores MI Ophthalmology ASC, LLC	TN
Marin Endoscopy Center, LLC	TN
Blaine MN Multi-Specialty ASC, LLC	TN
Casa Colina Surgery Center, LLC	TN
Digestive Health Center, LLC	TN
Digestive Endoscopy Center, LLC	TN
Phoenix Orthopaedic Ambulatory Center, L.L.C.	TN
Gastroenterology Associates Endoscopy Center, LLC	TN
Phoenix Endoscopy, L.L.C.	TN
Central Texas Endoscopy Center, LLC	TN
Eye Surgery Center, LLC	TN
Carroll County Digestive Disease Center, LLC	TN
Triangle Endoscopy Center, LLC	TN

Elms Endoscopy Center, LLC	TN
TEC North, LLC	TN
Cañon City CO Multi-Specialty ASC, LLC	TN
AmSurg Anesthesia Management Services, LLC	TN
Hermitage TN Endoscopy ASC, LLC	TN
Central Park Endoscopy Center, LLC	TN
North Richland Hills Endoscopy Center, LLC	TN
Old Town Endoscopy Center, LLC	TN
Park Ventura Endoscopy Center, LLC	TN
Redbird Square Endoscopy Center, LLC	TN
North Valley Orthopedic Surgery Center, L.L.C.	TN
Boston Out-Patient Surgical Suites, L.L.C.	TN
Waco Gastroenterology Endoscopy Center, LLC	TN
Bethesda Outpatient Surgery Center, LLC	TN
Hillmoor Eye Surgery Center, LLC	TN
Surgery Center of Volusia, LLC	TN
Arizona Endoscopy Center, LLC	TN
COA ASC of Franklin County, LLC	TN
AmSurg New Port Richey Anesthesia, LLC	TN
AmSurg San Luis Obispo Anesthesia, LLC	TN
AmSurg Salt Lake City Anesthesia, LLC	TN
North Valley Endoscopy Center, LLC	TN
MDSINE, LLC	TN
Pioneer Valley Surgicenter, LLC	TN
East Valley Endoscopy, LLC	TN
May Street Surgi Center, LLC	TN
Eagle Eye Surgery and Laser Center, LLC	TN
Doctors Park Surgery Center, LLC	TN
Long Beach NSC, LLC	TN
Long Beach Surgery Center, L.P.	CA
Torrance NSC, LLC	TN
Torrance Surgery Center, L.P.	CA
Davis NSC, LLC	TN
Davis Surgery Center, L.P.	CA
Fullerton NSC, LLC	TN
Fullerton Surgical Center, L.P.	CA
San Antonio NSC, LLC	TN
San Antonio ASC, LP	TX
SSPC Building, LP	TX
Austin NSC, LLC	TN
Premier Ambulatory Surgery of Austin, LLP	TX
Austin NSC, LP	TX
Austin Endoscopy Center I, LP	TX
Austin Endoscopy Center II, LP	TX
Twin Falls NSC, LLC	TN
Southern Idaho Ambulatory Surgery Center, LLC	ID
Kenwood NSC, LLC	TN
Kenwood ASC, LLC	OH
Towson NSC, LLC	TN
Towson Surgical Center, LLC	MD
Wilton NSC, LLC	CT
Stamford/NSC Management, LLC	CT
Wilton Surgery Center, LLC	CT

NSC West Palm, LLC	TN
West Palm Outpatient Surgery & Laser Center, LTD	FL
Tampa Bay NSC, LLC	TN
Tampa Bay Specialty Surgery Center, LLC	FL
Coral Springs NSC, LLC	TN
Coral Springs Ambulatory Surgery Center, LLC	FL
Weston NSC, LLC	TN
Weston Outpatient Surgical Center, Ltd.	FL
NSC RBO West, LLC	TN
NSC RBO East, LLC	TN
Illinois NSC, Inc.	TN
NSC Healthcare, Inc.	TN
Eastern Massachusetts Surgery Center, LLC	TN
Sierra Pacific Surgery Center, LLC	TN
Northeast Surgical Care of Newington, LLC	TN
AmSurg Tampa Bay Anesthesia, LLC	TN
AmSurg Chattanooga Anesthesia, LLC	TN
AmSurg North Valley Anesthesia, LLC	TN
AmSurg Oakland Anesthesia, L.P.	TN
AmSurg St. George Anesthesia, LLC	TN
AmSurg Arcadia Anesthesia, L.P.	TN
Middlesex Endoscopy Center, LLC	TN
Mid Atlantic Endoscopy Center, LLC	TN
Sunrise Ambulatory Surgical Center, LLC	TN
Glen Endoscopy Center, LLC	TN
AmSurg Fresno CA, Inc.	TN
Fresno CA Multi ASC, L.P.	TN
32nd Street Surgery Center, LLC	TN
WB Surgery Center, LLC	TN
Red River Surgery Center, LLC	TN
Eastern Connecticut Endoscopy Center, LLC	TN
Boston Endoscopy Center, LLC	TN
Connecticut Eye Surgery Center South, LLC	TN
Hudson Crossing Surgery Center, LLC	TN
Short Hills Surgery Center, LLC	TN
Surgery Center of Allentown, LLC	TN
Cascade Endoscopy Center, LLC	TN
AmSurg Colton CA, Inc.	TN
Colton CA Multi ASC, L.P.	TN
Diagnostic Endoscopy Center, LLC	TN
Oak Lawn IL Endoscopy ASC, LLC	TN
Physicians’ Eye Surgery Center, LLC	TN
Center for Ambulatory Surgery, LLC	TN
St. Charles-AmSurg ASC Partners, LLC	DE
AmSurg Willoughby Anesthesia, LLC	TN
AmSurg Westminster Anesthesia, LLC	TN
AmSurg Lewes Anesthesia, LLC	TN
AmSurg Rockledge FL Anesthesia, LLC	TN
AmSurg Altamonte Springs Anesthesia, LLC	TN
AmSurg Citrus Anesthesia, LLC	TN
AmSurg Port Orange Anesthesia, LLC	TN
AmSurg South Bay Anesthesia, L.P.	TN
AmSurg Fresno Endoscopy, Inc.	TN

Fresno CA Endoscopy ASC, L.P.	TN
AmSurg Temecula II Inc.	TN
Temecula CA United Surgery, L.P.	TN
Baycare Surgery Centers, LLC.	FL
Eye Surgery Center of Wichita, LLC.	TN
AmSurg MDSINE Anesthesia, LLC	TN
AmSurg Stamford Anesthesia, LLC	TN
AmSurg Marin Anesthesia, L.P.	TN
AmSurg Abilene Anesthesia, LLC	TN
AmSurg Hermitage Anesthesia, LLC	TN
AmSurg Oak Lawn Anesthesia, LLC	TN
AmSurg Fresno CA Anesthesia, LLC	TN
Bend Surgery Center, LLC	TN
Arizona Merger Corporation	DE
Arizona II Merger Corporation	DE

SCHEDULE V

Persons Signing Lock-Up Agreements

Christopher A. Holden

Claire M. Gulmi

David L. Manning

Phillip A. Clendenin

Kevin D. Eastridge

Thomas G. Cigarran

James A. Deal

Steven I. Geringer

Henry D. Herr

Joey A. Jacobs

Kevin P. Lavender

Cynthia S. Miller

John W. Popp, Jr., M.D.

SCHEDULE VI

Pricing Term Sheet dated as of June 26, 2014	Free Writing Prospectus Filed pursuant to Rule 433 Relating to the Preliminary Prospectus Supplement dated June 23, 2014 to the Prospectus dated June 23, 2014 File No. 333-196966

AMSURG CORP.

Concurrent Offerings of

8,500,000 Shares of Common Stock

(the “Common Stock Offering”)

and

1,500,000 Shares of 5.250% Mandatory Convertible Preferred Stock, Series A-1

(the “Mandatory Convertible Preferred Stock Offering”)

This pricing term sheet relates only to the Common Stock Offering and the Mandatory Convertible Preferred Stock Offering and should be read together with (i) the preliminary prospectus supplement dated June 23, 2014 relating to the Common Stock Offering, the accompanying prospectus dated June 23, 2014 and the documents incorporated and deemed to be incorporated by reference therein (collectively, the “Common Stock Preliminary Prospectus”) (in the case of investors purchasing in the Common Stock Offering) and (ii) the preliminary prospectus supplement dated June 23, 2014 relating to the Mandatory Convertible Preferred Stock Offering, the accompanying prospectus dated June 23, 2014 and the documents incorporated and deemed to be incorporated by reference therein (collectively, the “Mandatory Convertible Preferred Stock Preliminary Prospectus”) (in the case of investors purchasing in the Mandatory Convertible Preferred Stock Offering), each as filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Registration Statement No. 333-196966). None of the Common Stock Offering or the Mandatory Convertible Preferred Stock Offering are contingent on the completion of the other. Any capitalized terms used in this pricing term sheet that are not defined herein have the respective meanings given to such terms in the Common Stock Preliminary Prospectus or the Mandatory Convertible Preferred Stock Preliminary Prospectus, as applicable. Unless the context otherwise requires, references to “AmSurg” or the “Issuer,” “we,” “us” and “our” in this pricing term sheet mean AmSurg Corp. and not its subsidiaries. The following information supplements and updates the information contained in the Common Stock Preliminary Prospectus and the Mandatory Convertible Preferred Stock Preliminary Prospectus, as applicable, and, to the extent conflicting, supercedes such information.

General

Issuer:	AmSurg Corp., a Tennessee corporation

Ticker / Exchange for Common Stock:	“AMSG” / Nasdaq Global Select Market (the “Nasdaq”)

Pricing Date:	June 26, 2014

Trade Date:	June 27, 2014

Settlement Date:	July 2, 2014

Joint Book-Running Managers:	Citigroup, SunTrust Robinson Humphrey, Barclays, Deutsche Bank Securities, Goldman, Sachs & Co., J.P. Morgan, Raymond James

Co-Managers:	BMO Capital Markets, Piper Jaffray, Cantor Fitzgerald & Co.

Common Stock Offering

Securities Offered:	8,500,000 shares of Common Stock (or 9,775,000 shares if the Underwriters exercise their option to purchase additional shares in full) (the “Common Stock”).

Public Offering Price:	$45.00 per share of Common Stock

Underwriting Discount:	$1.80 per share of Common Stock

Net Proceeds:	$367,200,000.00 (or $422,280,000.00 if the Underwriters exercise their option to purchase additional shares in full).

CUSIP / ISIN:	03232P405 / US03232P4054

Mandatory Convertible Preferred Stock Offering

Securities Offered:	1,500,000 shares of 5.250% Mandatory Convertible Preferred Stock, Series A-1 (or 1,725,000 shares if the Underwriters exercise their option to purchase additional shares in full) (the “Mandatory Convertible Preferred Stock”).

Public Offering Price:	$100 per share of Mandatory Convertible Preferred Stock

Underwriting Discount:	$3.00 per share of Mandatory Convertible Preferred Stock

Net Proceeds:	$145,500,000.00 (or $167,325,000.00 if the Underwriters exercise their option to purchase additional shares in full).

Dividends:	5.250% of the Initial Liquidation Preference of $100 for each share of Mandatory Convertible Preferred Stock per year (equivalent to $5.25 per annum per share of Mandatory Convertible Preferred Stock), to the extent lawful and declared by the Issuer’s board of directors, payable in cash, or at the Issuer’s election (subject to certain limitations), by delivery of any combination of cash and shares of Common Stock. The dividend payable on the first Dividend Payment Date, if declared, is expected to be $1.2979 per share of Mandatory Convertible Preferred Stock and on each subsequent Dividend Payment Date, if declared, will be $1.3125 per share of Mandatory Convertible Preferred Stock.

If the Issuer elects to make any such payment of a declared dividend, or any portion thereof in shares of Common Stock, such shares shall be valued for such purpose, in the case of any dividend payment or portion thereof, at the average VWAP (as defined in the Mandatory Convertible Shares Preliminary Prospectus) per share of Common Stock over the five consecutive Trading Day period commencing on and including the seventh Scheduled Trading Day immediately preceding the applicable Dividend Payment Date (the “Average Price”), multiplied by 97%. In no event will the number of shares of Common Stock delivered in connection with any declared dividend exceed a number equal to the total dividend payment divided by $15.75, subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus (such dollar amount, as adjusted, the “Floor Price”). To the extent that the amount of the declared dividend exceeds the product of the number of shares of

Common Stock delivered in connection with such declared dividend and 97% of the Average Price, the Issuer will, if it is legally able to do so, pay such excess amount in cash.

Dividend Payment Dates:	If declared, January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2014 and ending on July 1, 2017.

Mandatory Conversion Date:	July 1, 2017

Last reported sale price of Common Stock on the Nasdaq on June 26, 2014:	$45.80 per share of Common Stock.

Initial Price:	$45.00 per share of Common Stock (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus), which equals the public offering price in the Common Stock Offering.

Threshold Appreciation Price:	$55.13 per share of Common Stock, which represents an appreciation of approximately 22.50% over the Initial Price. The Threshold Appreciation Price is subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus.

Maximum Conversion Rate	2.2222 shares of Common Stock per share of Mandatory Convertible Preferred Stock (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus).

Minimum Conversion Rate	1.8141 shares of Common Stock per share of Mandatory Convertible Preferred Stock (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus).

Conversion Rate on the Mandatory Conversion Date:	The following table illustrates the Conversion Rate per share of Mandatory Convertible Preferred Stock (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus) based on the Applicable Market Value of Common Stock on the Mandatory Conversion Date:

	Applicable Market Value of the Common Stock on the Mandatory Conversion Date	Conversion Rate per Share of Mandatory Convertible Preferred Stock

	Less than or equal to $45.00 (the Initial Price)	2.2222 shares of Common Stock (the Maximum Conversion Rate)

	Greater than $45.00 (the Initial Price) and less than $55.13 (the Threshold Appreciation Price)	$100, divided by the Applicable Market Value

	Equal to or greater than $55.13 (the Threshold Appreciation Price)	1.8141 shares of Common Stock (the Minimum Conversion Rate)

Early Conversion at the Option of the Holder:	At any time prior to the Mandatory Conversion Date, other than during any Fundamental Change Conversion Period (as defined in the Mandatory Convertible Preferred Stock Preliminary Prospectus), a Holder of shares of Mandatory Convertible Preferred Stock may elect to convert such Holder’s shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock) into shares of Common Stock, at the Minimum Conversion Rate of 1.8141 shares of Common Stock per share of Mandatory Convertible Preferred Stock (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus).

If, as of the effective date of any early conversion (the “Early Conversion Date”), the Issuer has not declared all or any portion of the accumulated dividends for all Dividend Periods ending on a Dividend Payment Date prior to such Early Conversion Date, the Conversion Rate for such early conversion will be adjusted so that Holders converting their Mandatory Convertible Preferred Stock receive an additional number of shares of Common Stock equal to such amount of accumulated and unpaid dividends for such prior Dividend Periods, divided by the greater of the Floor Price and the average VWAP per share of Common Stock over the 20 consecutive Trading Day period commencing on and including the 22nd Scheduled Trading Day immediately preceding the Early Conversion Date (the “Early Conversion Average Price”). To the extent that the cash amount of the accumulated and unpaid dividends for all Dividend Periods ending on a Dividend Payment Date prior to the relevant conversion date exceeds the value of the product of the number of additional shares added to the Conversion Rate and the Early Conversion Average Price, the Issuer will not have any obligation to pay the shortfall in cash.

Early Conversion at the Option of the Holder Upon a Fundamental Change:	Upon the occurrence of a Fundamental Change prior to the Mandatory Conversion Date, under certain circumstances the Issuer will deliver or pay to Holders who convert their shares of the Mandatory Convertible Preferred Stock during the period (the “Fundamental Change Conversion Period”) from, and including, the Effective Date of the Fundamental Change to, but excluding, the earlier of (A) the Mandatory Conversion Date and (B) the date that is 30 calendar days after the Effective Date of such Fundamental Change, a number of shares of Common Stock or, if the Fundamental Change also constitutes a Reorganization Event, Units of Exchange Property, determined using the applicable Fundamental Change Conversion Rate.

Holders who convert Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will also receive a “Fundamental Change Dividend Make-whole Amount,” in cash or in shares of Common Stock, equal to the present value (computed using a discount rate of 5.250% per annum) of all remaining dividend payments on their shares of Mandatory Convertible Preferred Stock (excluding any accumulated and unpaid dividends for all Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the Fundamental Change) from such Effective Date to, but excluding, the Mandatory Conversion Date. If the Issuer elects to pay the Fundamental Change Dividend Make-whole Amount in shares of Common Stock in lieu of cash, the number of shares of Common Stock that the Issuer will deliver will equal (x) the Fundamental Change Dividend Make-whole

Amount divided by (y) the greater of the Floor Price and 97% of the price paid, or deemed paid, per share of Common Stock in the Fundamental Change.

In addition, to the extent that, as of the Effective Date of the Fundamental Change, the Issuer has not declared any or all of the accumulated dividends on the Mandatory Convertible Preferred Stock as of such Effective Date (including accumulated and unpaid dividends for all Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the Fundamental Change, the “Accumulated Dividend Amount”), upon conversion, the Issuer will pay or deliver, as the case may be, such Accumulated Dividend Amount in cash (to the extent the Issuer is legally permitted to do so) or shares of Common Stock, or any combination thereof at the Issuer’s election, to Holders who convert Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period. If the Issuer elects to pay the Accumulated Dividend Amount in shares of Common Stock in lieu of cash, the number of shares of Common Stock that the Issuer will deliver will equal (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Stock Price.

To the extent that the sum of the Fundamental Change Dividend Make-whole Amount and Accumulated Dividend Amount or any portion thereof paid in shares of Common Stock exceeds the product of the number of additional shares the Issuer delivers in respect thereof and 97% of the Stock Price, the Issuer will, if the Issuer is legally able to do so, declare and pay such excess amount in cash.

The following table sets forth the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock based on the Effective Date of the Fundamental Change and the Stock Price paid (or deemed paid) per share of Common Stock in the Fundamental Change (each of the Stock Price and the Fundamental Change Conversion Rate subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus).

		Stock Price
Effective Date	$10.00	$20.00	$30.00	$40.00	$45.00	$48.00	$52.00	$55.13	$60.00	$70.00	$80.00	$90.00	$100.00	$150.00	$200.00
July 2, 2014	2.2286	2.1851	2.0702	1.9474	1.9006	1.8783	1.8547	1.8406	1.8248	1.8091	1.8051	1.8058	1.8077	1.8134	1.8143
July 1, 2015	2.2257	2.2102	2.1273	1.9962	1.9378	1.9087	1.8774	1.8585	1.8375	1.8166	1.8111	1.8108	1.8118	1.8141	1.8142
July 1, 2016	2.2233	2.2219	2.1916	2.0726	1.9958	1.9535	1.9061	1.8775	1.8468	1.8200	1.8144	1.8138	1.8140	1.8141	1.8141
July 1, 2017	2.2222	2.2222	2.2222	2.2222	2.2222	2.0833	1.9231	1.8141	1.8141	1.8141	1.8141	1.8141	1.8141	1.8141	1.8141

The exact Stock Price and Effective Date may not be set forth on the table, in which case:

•    if the Stock Price is between two stock price amounts on the table or the Effective Date is between two dates on the table, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

•    if the Stock Price is greater than $200.00 per share (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate (subject to adjustment as described in Mandatory Convertible Preferred Stock Preliminary Prospectus); and

•    if the Stock Price is less than $10.00 per share (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus) (the “Minimum Stock Price”), then the Fundamental Change Conversion Rate will be determined (x) as if the Stock Price equaled the Minimum Stock Price and (y) if the Effective Date is between two dates on the table, using straight-line interpolation (subject to adjustment as described in the Mandatory Convertible Preferred Stock Preliminary Prospectus).

Listing of Mandatory Convertible Preferred Stock:	The Issuer expects to apply to list the Mandatory Convertible Preferred Stock on the Nasdaq and, if approved, expects trading on the Nasdaq to begin within 30 days of the initial issuance of the Mandatory Convertible Preferred Stock.

CUSIP / ISIN:	03232P 504 / US03232P5044

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplement for the offering) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from sales representatives of Citigroup Global Markets Inc., Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by email at prospectus@citi.com or by calling toll-free at 1-800-831-9146.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.